UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

ENHABIT, INC.
(Name of Registrant as Specified In Its Charter)

AREX CAPITAL MASTER FUND, LP

AREX CAPITAL PARTNERS, LP

AREX CAPITAL, LTD.

AREX CAPITAL GP, LLC

AREX CAPITAL MANAGEMENT, LP

AREX CAPITAL MANAGEMENT GP, LLC

ANDREW RECHTSCHAFFEN

JAMES T. CORCORAN

MEGAN AMBERS

MAXINE HOCHHAUSER

MARK W. OHLENDORF

ANNA-GENE O’NEAL

DR. GREGORY S. SHEFF

JUAN VALLARINO

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands, together with the other participants named herein (collectively, “AREX”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2024 annual meeting of stockholders (the “Annual Meeting”) of Enhabit, Inc., a Delaware corporation (the “Company”).

On June 11, 2024, AREX launched a website to communicate with the Company’s stockholders regarding the Annual Meeting. The website address is www.rehabEHAB.com. The following materials were posted by AREX Capital Master to www.rehabEHAB.com, certain of which were previously filed with the SEC: